Exhibit 16.2

July 11, 2023

Securities and Exchange Commission

Mail Stop 11-3

450 Fifth Street, N. W.

Washington, D.C. 20549

Re; Commission File No. 333-174194

Dear Sirs/Madam,

We Have read Item 4.01 of Rivulet Media’s Form 8-K dated July 10, 2023 and we agree with the statements made therein.

Yours Truly,

/s/ Farber Hass Hurley LLP

Oxnard, California